UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2014 (October 20, 2014)

NANOSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33775	36-4339870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4088 Commercial Avenue, Northbrook, Illinois	60062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 400-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On March 18, 2014, Nanosphere, Inc. (the “Company”) entered into a common stock purchase agreement (the “Purchase Agreement”) with Aspire Capital Fund LLC (“Aspire Capital”), which provided that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital was committed to purchase up to an aggregate of $30 million of shares of the Company’s common stock over the 24-month term of the Purchase Agreement. Concurrently with entering into the Purchase Agreement, the Company also entered into a registration rights agreement with Aspire Capital (the “Registration Rights Agreement”) and filed a prospectus supplement dated March 18, 2014 (the “Prospectus Supplement”) to the Company’s registration statement on Form S-3, File No. 333-183916, registering the offer and sale from time to time of up to $30 million of the Company’s stock issuable to Aspire Capital under the Purchase Agreement.

On October 20, 2014, the Company delivered notice to Aspire Capital terminating the Purchase Agreement effective as of October 21, 2014, which also terminated the Company’s obligations and Aspire Capital’s rights under the Registration Rights Agreement. Concurrently with the filing of this Current Report on Form 8-K, the Company also filed a supplement to the Prospectus Supplement terminating the offering with respect to the $30 million of the Company’s common stock issuable to Aspire Capital under the Purchase Agreement. No shares of the Company’s common stock were sold to Aspire Capital by the Company during the term of the Purchase Agreement.

Item 2.02	Results of Operations and Financial Condition.

On October 21, 2014, the Company issued a press release announcing unaudited, preliminary partial financial results for its third quarter ended September 30, 2014. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure.

On October 21, 2014, the Company announced that it has commenced an underwritten public offering of its common stock. Chardan Capital Markets, LLC is acting as the sole book-running manager for the offering. A copy of the press release is furnished herewith as Exhibit 99.1.

The Company plans to use the net proceeds of the offering for general corporate purposes and working capital.

A copy of the Company’s current investor presentation is furnished herewith as Exhibit 99.2.

Item 8.01.	Other Events.

On October 21, 2014, the Company announced that the listing of its common stock will be transferred from the NASDAQ Global Market to the NASDAQ Capital Market effective October 23, 2014. Upon completion of the transfer of the Company’s common stock to the NASDAQ Capital Market, the Company intends to opt-in to NASDAQ’s all inclusive annual listing fee program for 2015. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release of Nanosphere, Inc. dated October 21, 2014.

99.2	Investor Presentation.

The information included under Item 2.02, “Results of Operations and Financial Condition,” Item 7.01 “Regulation FD Disclosure” and Item 9.01 “Financial Statements and Exhibits” of this Current Report on Form 8-K (including the exhibits attached hereto) are being furnished and such information (including the exhibit) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. This Current Report (including the exhibits attached hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOSPHERE, INC. (Registrant)

By:	/s/ J. Roger Moody, Jr.
J. Roger Moody, Jr.
Chief Financial Officer, Vice President of Finance & Administration, Treasurer, Secretary

Date: October 21, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Nanosphere, Inc. dated October 21, 2014.

99.2	Investor Presentation.